Exhibit (h)(4)(b)

Exhibit A

(to the Forward Funds Shareholder Services Plan)

May 1, 2016

	Fee Rate (expressed as a percentage of the Fund’s average daily net assets attributable to the noted class of shares)
Fund	Class A	Class B	Class C	Advisor Class	Investor Class	Institutional Class
Salient Adaptive Balanced Fund	None	N/A	0.25%	N/A	0.25%	None
Salient Adaptive Income Fund	None	N/A	0.25%	N/A	0.25%	None
Salient Adaptive US Equity Fund	N/A	N/A	0.25%	N/A	0.25%	0.10%
Salient Commodity Long/Short Strategy Fund	N/A	N/A	0.25%	0.10%	0.15%	0.05%
Salient EM Corporate Debt Fund	N/A	N/A	0.25%	0.10%	0.15%	0.05%
Salient EM Dividend Signal Fund	N/A	N/A	0.25%	0.10%	0.15%	0.05%
Salient EM Infrastructure Fund	0.20%	0.25%	0.25%	0.10%	0.15%	0.05%
Salient Frontier Strategy Fund	N/A	N/A	N/A	0.10%	0.15%	0.10%
Salient High Yield Fund	N/A	N/A	0.25%	N/A	0.25%	0.10%
Salient International Dividend Signal Fund	0.20%	N/A	0.25%	0.10%	0.15%	0.05%
Salient International Real Estate Fund	0.20%	N/A	0.25%	0.10%	0.15%	0.05%
Salient International Small Cap Fund	0.20%	N/A	0.25%	0.10%	0.15%	0.05%

	Fee Rate (expressed as a percentage of the Fund’s average daily net assets attributable to the noted class of shares)
Fund	Class A	Class B	Class C	Advisor Class	Investor Class	Institutional Class
Salient Investment Grade Fund	N/A	N/A	N/A	N/A	0.25%	0.10%
Salient Real Estate Fund	0.20%	N/A	0.25%	N/A	0.15%	0.05%
Salient Select Income Fund	0.20%	0.25%	0.25%	0.10%	0.15%	0.05%
Salient Select Opportunity Fund	0.20%	N/A	0.25%	0.10%	0.15%	0.05%
Salient Tactical Growth Fund	0.20%	N/A	0.25%	0.10%	0.15%	0.05%
Salient Tactical Muni Strategy Fund	0.20%	N/A	0.25%	0.10%	0.15%	0.05%
Salient Tactical Real Estate Fund	0.20%	0.25%	0.25%	0.10%	0.15%	0.05%
Salient US Dividend Signal Fund	0.20%	N/A	0.25%	0.10%	0.15%	0.05%